Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Lyra Therapeutics, Inc.

Watertown, Massachusetts

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (333-237973), Form S-8 (333-263402), Form S-3 (333-264864), and Form S-3 (333-256020) of Lyra Therapeutics, Inc. of our report dated March 29, 2023 relating to the consolidated financial statements, which appears in this Annual Report on Form 10-K.

/s/ BDO USA, LLP

Boston, Massachusetts

March 29, 2023